                           GENERAL BINDING CORPORATION
                       SUBSIDIARIES OF THE REGISTRANT (10)

                                                                  EXHIBIT NO. 21

The following listing represents subsidiaries of the registrant as of February 26, 1999.


Corporate Name                                                                  Incorporated In   Ownership
--------------                                                                  ---------------   ---------
Allfax Paper Products, Ltd. ...............................................     England           100% (1)
Allfax UK, Ltd. ...........................................................     England           100% (1)
Anillos Plasticos de Mexico ...............................................     Mexico            100%
GBC Australia Pty. Ltd. ...................................................     Australia         100% (2)
GBC Canada, Inc. ..........................................................     Canada            100% (2)
GBC Deutschland GmbH ......................................................     Germany           100%
GBC/Fordigraph Pty. Ltd. ..................................................     Australia         100% (3)
GBC France S.A. ...........................................................     France            100% (4)
GBC General Binding Polska Sp.z.o.o. ......................................     Poland            100% (2)
GBC International, Inc.....................................................     Nevada            100%
GBC International Services S.P.R.L. .......................................     Belgium           100% (2)
GBC Japan K.K. ............................................................     Japan             100% (2)
GBC Nederland B.V. ........................................................     Netherlands       100% (2)
GBC Schweiz A.G. ..........................................................     Switzerland       100% (2)
GBC United Kingdom Holdings, Ltd. .........................................     England           100% (2)
GBC United Kingdom Limited ................................................     England           100% (1)
General Binding Corporation Italia S.p.A. .................................     Italy             100% (5)
Grupo GBC S.A. de C.V. (Mexico) ...........................................     Mexico            100%
Ibico GmbH ................................................................     Switzerland       100% (2)
Ibico Chile S.A. ..........................................................     Chile             100% (6)
Ibico Limited .............................................................     England           100% (7)
Ibico France, S.A. ........................................................     France            100% (6)
Ibico Deutschland, GmbH ...................................................     Germany           100% (6)
Ibico Iberia S.A. .........................................................     Spain             100% (6)
Ibico Italia, S.R.L. .....................................................      Italy             100% (6)
Ibico Portuguesa, Lda. ...................................................      Portugal          100% (6)
Ibico Holdings Singapore Pte. Ltd. .......................................      Singapore         100% (6)
Ibico Singapore Pte. Ltd. .................................................     Singapore         100% (8)


Corporate Name                                                                  Incorporated In   Ownership
--------------                                                                  ---------------   ---------
Ibico Scandinavia .........................................................     Sweden             100% (6)
Ibico Trading GmbH ........................................................     Switzerland        100% (6)
Interbinding GmbH .........................................................     Germany            100% (6)
Mirabeau Contract Sales, Ltd. .............................................     England            100% (1)
PBB&R S.A. de C.V. ........................................................     Mexico             100% (2)
Printing Wire Supplies Limited ............................................     Ireland            100% (2)
VeloBind, Inc. ............................................................     Delaware           100%
Pelikan Quartet Pty. Limited ..............................................     Australia          50%
GMP Co., Ltd...............................................................     Korea              33%

(1) Subsidiary of Ibico Limited
(2) Subsidiary of GBC International, Inc.
(3) Subsidiary of GBC Australia Pty. Ltd.
(4) Subsidiary of GBC Schweiz A.G.
(5) Subsidiary of Ibico Italia S.r.l.
(6) Subsidiary of Ibico GmbH
(7) Subsidiary of GBC United Kingdom Holdings, Ltd.
(8) Subsidiary of Ibico Holdings Singapore Pte. Ltd.

(9) Certain insignificant subsidiaries have been excluded from Exhibit No. 21 under Rule 1-02(w) of Regulation S-X. These excluded subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.